Exhibit 99.1

Vistra Energy Reports Second Quarter 2018 Results Above Expectations, Reaffirms 2018 / 2019 Ongoing Operations Guidance

IRVING, Texas, Aug. 6, 2018 — Vistra Energy Corp. (NYSE: VST):

Second Quarter Highlights

•

Closed merger with Dynegy Inc. (Dynegy) on April 9, raising expected EBITDA value levers by approximately 43 percent to $500 million, increasing after-tax free cash flow value levers by approximately 300 percent to $260 million, and improving its five-year cash tax and TRA forecast by approximately $1.7 billion, all as compared to initial expectations at the time of the merger announcement

•

Announced 2019 full-year adjusted EBITDA and free cash flow guidance of $3.2 to $3.5 billion and $2.05 to $2.35 billion, respectively, highlighting the company’s significant earnings power and EBITDA to free cash flow conversion with nearly full run-rate value levers

•	Authorized $500 million share repurchase program in June, to be executed opportunistically over eighteen months, and repurchased approximately 6.4 million shares for $150 million through July 31, 2018

•

Repaid the $850 million aggregate principal amount of 6.75 percent senior notes due 2019 on May 1, 2018 and on track to achieve 2.5 times net debt to EBITDA target by year-end 2019 while maintaining flexibility to pursue other capital allocation priorities

•

Executed secured debt transaction that optimized over $5 billion of Vistra’s debt through refinancing, repricing, and repayment, generating $23 million of annual after-tax savings; also consolidated Vistra and Dynegy revolvers into a new, five-year $2.5 billion Revolving Credit Facility

•	Entered into $3 billion notional value of interest rate swaps effective from July 2023 to July 2026, extending Vistra’s protection from rising interest rates for an additional three years

•

Announced Moss Landing battery storage project, a 300-megawatt / 1,200-megawatt hour battery project that will be the largest of its kind in the world with an associated 20-year resource adequacy contract, highlighting Vistra’s ability to identify what are expected to be opportunistic, high-return investments that establish market leadership in emerging technologies

•	Achieved commercial operations of 180-megawatt Upton County 2 solar facility on June 1, 2018 and the Upton 2 battery project remains on track for a fourth quarter 2018 COD

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August 6, 2018, Page 2

Summary of Financial Results for the Second Quarter Ended June 30, 2018 (in millions)

($ in millions)	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018
Ongoing Operations Net Income (Loss)[1]	$103	$(181)
Ongoing Operations Adjusted EBITDA[1]	$653	$916
- exc. Odessa Earnout Buybacks	$663	$944

(1)	Excludes results from the Asset Closure segment. Adjusted EBITDA is a non-GAAP financial measure. See the “Non-GAAP Reconciliation” tables for further details.

For the three months ended June 30, 2018, Vistra reported net income from ongoing operations of $103 million and adjusted EBITDA from ongoing operations of $653 million. Vistra’s second quarter adjusted EBITDA exceeded expectations as a result of higher realized prices, lower than forecast operations and maintenance expenses, and strong ERCOT retail performance that was offset by higher power costs than planned for our Ohio retail portfolio.

For the first half of 2018, Vistra reported a net loss from ongoing operations of $181 million, which includes unrealized net losses on hedging activities of $199 million, and adjusted EBITDA from ongoing operations of $916 million. Excluding the impact to adjusted EBITDA of negative $28 million during the period resulting from the partial buybacks of the Odessa Power Plant earnout in February and May, Vistra’s year-to-date adjusted EBITDA would have been $944 million. When the Odessa earnout buybacks were executed, Vistra estimated the economic benefit of the transactions, net of the premiums paid, would be approximately $25 million.

Curt Morgan, Vistra’s chief executive officer, commented, “Our company had another strong quarter, delivering adjusted EBITDA that exceeded expectations. Following the close of the Dynegy merger on April 9, our integration efforts are in full swing and we remain on track to achieve the full $500 million run-rate value lever targets by year-end 2019. We are confident our low-cost, low-leverage, integrated business model will generate strong, stable EBITDA while converting approximately 60 percent of adjusted EBITDA to adjusted free cash flow on an annual basis. This kind of performance will enable a diverse set of capital allocation alternatives to create and return value for our shareholders.”

Reportable Segments

Following the closing of the merger with Dynegy, Vistra has six reportable segments: (i) Retail, (ii) ERCOT, (iii) PJM, (iv) NY/NE (comprising NYISO and ISO-NE), (v) MISO, and (vi) Asset Closure.

Guidance

($ in millions)	2018	2019
Ongoing Ops. Adj. EBITDA[1]	$2,700 – 2,900	$3,200 – 3,500
Ongoing Ops. Adj. FCF[1]	$1,400 – 1,600	$2,050 – 2,350

(1)	Excludes results from the Asset Closure segment. Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further details.

Vistra Energy - Press Release

August 6, 2018, Page 3

Vistra Energy is reaffirming its 2018 Ongoing Operations guidance ranges, forecasting an Ongoing Operations adjusted EBITDA range of $2,700 to $2,900 million and an Ongoing Operations adjusted free cash flow range of $1,400 to $1,600 million. The 2018 guidance ranges reflect Vistra’s results on a stand-alone basis for the period prior to April 9, 2018 and anticipated results of the combined company for the period from April 9 through December 31, 2018.

Vistra is also reaffirming its 2019 Ongoing Operations guidance ranges, forecasting adjusted EBITDA of $3,200 to $3,500 million and adjusted free cash flow of $2,050 to $2,350 million.

Completed Merger with Dynegy

Vistra closed its merger with Dynegy on April 9, 2018, creating the leading, lowest-cost integrated power company across the key competitive markets in the United States. Through the combination, Vistra has achieved earnings, geographic, and fuel diversification and transformed into a highly efficient, natural gas-centric power plant fleet with approximately 41,000 megawatts of capacity (84 percent of which is in the attractive ERCOT, PJM, and ISO-NE regions). In addition, Vistra has expanded its retail footprint and created a platform for further retail growth and integration, while maintaining a strong and liquid balance sheet – with an intention to de-lever to a 2.5 times net debt to EBITDA target by year-end 2019.

On May 4, 2018, Vistra increased its anticipated annual EBITDA value levers and free cash flow value levers by approximately 43 percent and 300 percent, respectively. Integration and execution of all synergy and operations performance initiative value levers remains on schedule.

Share Repurchase Program

On June 12, 2018, Vistra announced that its board of directors authorized a $500 million share repurchase program. Vistra plans to execute the program on an opportunistic basis over eighteen months. As of July 31, 2018, Vistra had purchased approximately 6.4 million shares for approximately $150 million.

Financing Update

On May 1, 2018, Vistra repaid the $850 million aggregate principal amount of 6.75 percent senior notes due 2019.

On June 14, 2018, Vistra closed a transaction that optimized over $5 billion of the company’s secured debt, resulting in anticipated after-tax interest savings of $23 million annually. Through the transaction, Vistra refinanced over $2 billion in term loans, repriced Vistra’s $2.8 billion term loan, repaid the $500 million Term Loan C letter of credit facility with its restricted cash balance, and consolidated legacy Vistra and Dynegy revolvers into a new, five-year $2.5 billion Revolving Credit Facility. In addition, the transaction simplified the company’s capital structure from the “silo” structure following the merger.

Vistra also entered into approximately $3 billion of notional value fixed interest rate swaps with effective dates from 2023 to 2026 during the quarter.

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August 6, 2018, Page 4

Liquidity

As of June 30, 2018, Vistra had total available liquidity of approximately $1.822 billion, including cash and cash equivalents of $757 million and $1,065 million of availability under its revolving credit facility, which remained undrawn but had $1,435 million of letters of credit outstanding as of June 30, 2018.

Announced 300-megawatt Battery Storage Project at Moss Landing

On June 29, 2018, Vistra announced its intention to develop the world’s largest battery storage project: a 300-megawatt / 1,200-megawatt hour battery storage project at its Moss Landing Power Plant site in Moss Landing, California. The company has entered into a 20-year resource adequacy contract for the project with investment grade off-taker Pacific Gas & Electric (PG&E), creating a low-risk project with anticipated unlevered returns in excess of Vistra’s investment criteria. The contract is subject to approval by the California Public Utilities Commission (CPUC).

Development will begin following CPUC approval, which is expected within 90 days of PG&E’s application to the CPUC. The project will use the existing interconnection and other infrastructure from mothballed Moss Landing units 6 and 7, and is expected to go into service during the fourth quarter of 2020.

Upton 2 Solar COD

On June 1, 2018, Vistra achieved commercial operations at the 180-megawatt Upton 2 solar power plant in West Texas – the largest operating solar facility in the state. The output from the Upton 2 plant will further diversify Luminant’s generation capacity while enhancing Vistra’s market-leading retail solar offerings and capabilities in ERCOT, highlighting the value created from the company’s integrated business model. In addition, Upton 2 provides a platform for economic battery storage development, and the company is currently developing a 10-megawatt (42-megawatt hour) battery project at the site.

Earnings Webcast

Vistra will host a webcast today, Aug. 6, 2018, beginning at 8 a.m. ET (7 a.m. CT) to discuss these results and related matters. The live, listen-only webcast and the accompanying slides that will be discussed on the call can be accessed via the investor relations section of Vistra’s website at www.vistraenergy.com. A replay of the webcast will be available on the Vistra website for one year following the live event.

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement obligations, reorganization items, and certain other items described from time to time in Vistra Energy’s earnings releases), “adjusted free cash flow” (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures, other net investment activities, preferred stock dividends, and other items described from time to time in Vistra Energy’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from new Asset Closure segment) and “Ongoing Operations Adjusted Free Cash Flow” (adjusted free cash flow less cash flow from operating activities from new Asset Closure segment), are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra Energy’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra Energy’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

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August 6, 2018, Page 5

Vistra Energy uses adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both net income prepared in accordance with GAAP and adjusted EBITDA. Vistra Energy uses adjusted free cash flow as a measure of liquidity and believes that analysis of its ability to service its cash obligations is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as adjusted free cash flow. Vistra Energy uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow as a measure of liquidity and Vistra Energy’s management and board of directors have found it informative to view the Asset Closure segment as separate and distinct from Vistra Energy’s ongoing operations. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Media

Allan Koenig

214-875-8004

Media.Relations@vistraenergy.com

Analysts

Molly Sorg

214-812-0046

Investor@vistraenergy.com

About Vistra Energy

Vistra Energy (NYSE: VST) is a premier, integrated power company based in Irving, Texas, combining an innovative, customer-centric approach to retail with a focus on safe, reliable, and efficient power generation. Through its retail and generation businesses which include TXU Energy, Homefield Energy, Dynegy, and Luminant, Vistra operates in 12 states and six of the seven competitive markets in the U.S., with about 6,000 employees. Vistra’s retail brands serve approximately 2.9 million residential, commercial, and industrial customers across five top retail states, and its generation fleet totals approximately 41,000 megawatts of highly efficient generation capacity, with a diverse portfolio of natural gas, nuclear, coal, and solar facilities.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Energy Corp. (“Vistra Energy”) operates and beliefs of and assumptions made by Vistra Energy’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra Energy. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to, “intends,” “plans,” “will likely,” “unlikely,” “believe,” “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “forecast,” “goal,” “objective,” “guidance” and “outlook”), are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra Energy believes that in making any such forward-looking statement, Vistra Energy’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including but not limited to (i) the effect of the merger (the “Merger”) on Vistra Energy’s relationships with Vistra Energy’s and Dynegy Inc.’s (“Dynegy”) respective customers and their operating results and businesses generally (including the diversion of management time on integration-related issues); (ii) the risk that the credit ratings of the combined company or its subsidiaries are different from what Vistra Energy expects; (iii) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (iv) the ability of Vistra Energy to execute upon the contemplated strategic and performance initiatives (including the risk that Vistra Energy’s and Dynegy’s respective businesses will not be integrated successfully or that the cost savings, synergies and growth from the Merger will not be fully realized or may take longer than expected to realize); and (v) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by Vistra Energy from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra Energy’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2018.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra Energy will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra Energy assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

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VISTRA ENERGY CORP.

CONDENSED STATEMENTS OF CONSOLIDATED INCOME (LOSS)

(Unaudited) (Millions of Dollars, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Operating revenues (Note 5)	$2,574	$1,296	$3,338	$2,653
Fuel, purchased power costs and delivery fees	(1,216)	(729)	(1,866)	(1,411)
Operating costs	(386)	(195)	(580)	(409)
Depreciation and amortization	(389)	(172)	(542)	(341)
Selling, general and administrative expenses	(352)	(147)	(514)	(285)

Operating income (loss)	231	53	(164)	207
Other income (Note 19)	7	9	18	18
Other deductions (Note 19)	(1)	(5)	(3)	(5)
Interest expense and related charges (Note 19)	(146)	(69)	(137)	(93)
Impacts of Tax Receivable Agreement (Note 8)	(64)	(22)	(82)	(42)
Equity in earnings of unconsolidated investment	4	—	4	—

Income (loss) before income taxes	31	(34)	(364)	85
Income tax benefit (expense) (Note 7)	74	8	163	(33)

Net income (loss)	$105	$(26)	$(201)	$52
Less: Net loss attributable to noncontrolling interest	(3)	—	(3)	—

Net income (loss) attributable to Vistra Energy	$108	$(26)	$(198)	$52

Weighted average shares of common stock outstanding:
Basic	526,332,862	427,587,401	477,662,016	427,585,381
Diluted	533,786,824	427,587,401	477,662,016	427,846,563
Net income (loss) per weighted average share of common stock outstanding:
Basic	$0.21	$(0.06)	$(0.41)	$0.12
Diluted	$0.20	$(0.06)	$(0.41)	$0.12

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VISTRA ENERGY CORP.

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS

(Unaudited) (Millions of Dollars)

	Six Months Ended June 30,
	2018	2017
Cash flows — operating activities:
Net income (loss)	$(201)	$52
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	619	437
Deferred income tax (benefit) expense, net	(159)	29
Unrealized net (gain) loss from mark-to-market valuations of commodities	199	(54)
Unrealized net (gain) loss from mark-to-market valuations of interest rate swaps	(86)	6
Equity in earnings of unconsolidated investments	—	—
Write-off of intangible and other assets (Note 19)	—	—
Accretion expense	44	29
Impacts of Tax Receivable Agreement (Note 8)	82	42
Stock-based compensation (Note 16)	59	8
Other, net	(6)	(7)
Changes in operating assets and liabilities:
Margin deposits, net	(61)	147
Accrued interest	(74)	(29)
Accrued taxes	(112)	(73)
Accrued incentive plan	(31)	(60)
Other operating assets and liabilities	(302)	(194)

Cash provided by (used in) operating activities	(29)	333

Cash flows — financing activities:
Repayments/repurchases of debt (Note 10)	(1,338)	(24)
Stock repurchase	(63)	—
Debt financing fee (Note 10)	(46)	(3)
Other, net	4	—

Cash used in financing activities	(1,443)	(27)

Cash flows — investing activities:
Capital expenditures	(153)	(63)
Nuclear fuel purchases	(28)	(35)
Cash acquired in the Merger	445	—
Solar development expenditures (Note 3)	(21)	(96)
Proceeds from sales of nuclear decommissioning trust fund securities (Note 19)	93	98
Investments in nuclear decommissioning trust fund securities (Note 19)	(103)	(107)
Other, net	9	9

Cash provided by (used in) investing activities	242	(194)

Net change in cash, cash equivalents and restricted cash	(1,230)	112
Cash, cash equivalents and restricted cash — beginning balance	2,046	1,588

Cash, cash equivalents and restricted cash — ending balance	$816	$1,700

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VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS – Q2 2018 ADJUSTED EBITDA

(Unaudited) (Millions of Dollars)

	Three Months Ended June 30, 2018
	Retail	ERCOT	PJM	NY/NE	MISO	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Energy Consolidated
Net income (loss)	$(288)	$679	$23	$(5)	$31	$(337)	$103	$2	$105
Income tax expense (benefit)	—	—	—	—	—	(74)	(74)	—	(74)
Interest expense and related charges	—	7	2	1	—	136	146	—	146
Depreciation and amortization (a)	80	128	125	49	3	24	409	—	409

EBITDA before adjustments	$(208)	$814	$150	$45	$34	$(251)	$584	$2	$586
Unrealized net (gain) loss resulting from hedging transactions	462	(667)	(1)	22	(32)	—	(216)	—	(216)
Fresh start/purchase accounting impacts	15	(2)	(1)	4	8	—	24	1	25
Impacts of Tax Receivable Agreement	—	—	—	—	—	64	64	—	64
Non-cash compensation expenses	—	—	—	—	—	42	42	—	42
Transition and merger expenses	—	2	1	—	3	148	154	2	156
Other, net	(9)	(4)	5	3	5	1	1	—	1

Adjusted EBITDA	$260	$143	$154	$74	$18	$4	$653	$5	$658

(a)	Includes nuclear fuel amortization of $20 million in the ERCOT segment.

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VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS – Q2 2017 ADJUSTED EBITDA

(Unaudited) (Millions of Dollars)

	Three Months Ended June 30, 2017
	Retail	ERCOT	Eliminations / Corp & Other	Ongoing Operations Consolidated	Asset Closure	Vistra Energy Consolidated
Net income (loss)	$183	$(155)	$(104)	$(76)	$50	$(26)
Income tax expense (benefit)	—	—	(8)	(8)	—	(8)
Interest expense and related charges	—	4	65	69	—	69
Depreciation and amortization (a)	108	71	10	189	—	189

EBITDA before adjustments	$291	$(80)	$(37)	$174	$50	$224
Unrealized net (gain) loss resulting from hedging transactions	(89)	157	(1)	67	—	67
Fresh start accounting impacts	20	—	—	20	4	24
Impacts of Tax Receivable Agreement	—	—	22	22	—	22
Non-cash compensation expenses	—	—	4	4	—	4
Transition and merger expenses	1	2	—	3	—	3
Other, net	(4)	3	2	1	—	1

Adjusted EBITDA	$219	$82	$(10)	$291	$54	$345

(a)	Includes nuclear fuel amortization of $17 million in the ERCOT segment.

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VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS – 1H 2018 ADJUSTED EBITDA

(Unaudited) (Millions of Dollars)

	Six Months Ended June 30, 2018
	Retail	ERCOT	PJM	NY/NE	MISO	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Energy Consolidated
Net income (loss)	$483	$(407)	$23	$(5)	$31	$(306)	$(181)	$(20)	$(201)
Income tax expense (benefit)	—	—	—	—	—	(163)	(163)	—	(163)
Interest expense and related charges	1	15	2	1	—	118	137	—	137
Depreciation and amortization (a)	157	213	125	49	3	35	582	—	582

EBITDA before adjustments	$641	$(179)	$150	$45	$34	$(316)	$375	$(20)	$355
Unrealized net (gain) loss resulting from hedging transactions	(193)	403	(1)	22	(32)	—	199	—	199
Fresh start/purchase accounting impacts	27	(4)	(1)	4	8	—	34	1	35
Impacts of Tax Receivable Agreement	—	—	—	—	—	82	82	—	82
Non-cash compensation expenses	—	—	—	—	—	48	48	—	48
Transition and merger expenses	—	4	1	—	3	174	182	2	184
Other, net	(21)	(12)	5	3	5	16	(4)	—	(4)

Adjusted EBITDA	$454	$212	$154	$74	$18	$4	$916	$(17)	$899

(a)	Includes nuclear fuel amortization of $40 million in the ERCOT segment.

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VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS – 1H 2017 ADJUSTED EBITDA

(Unaudited) (Millions of Dollars)

	Six Months Ended June 30, 2017
	Retail	ERCOT	Eliminations / Corp & Other	Ongoing Operations Consolidated	Asset Closure	Vistra Energy Consolidated
Net income (loss)	$70	$147	$(202)	$15	$37	$52
Income tax expense (benefit)	—	—	33	33	—	33
Interest expense and related charges	—	5	88	93	—	93
Depreciation and amortization (a)	214	154	21	389	—	389

EBITDA before adjustments	$284	$306	$(60)	$530	$37	$567
Unrealized net (gain) loss resulting from hedging transactions	73	(127)	—	(54)	—	(54)
Fresh start accounting impacts	44	(1)	—	43	8	51
Impacts of Tax Receivable Agreement	—	—	42	42	—	42
Non-cash compensation expenses	—	—	9	9	—	9
Transition and merger expenses	1	3	—	4	—	4
Other, net	(6)	4	4	2	—	2

Adjusted EBITDA	$396	$185	$(5)	$576	$45	$621

(a)	Includes nuclear fuel amortization of $47 million in the ERCOT segment.

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VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS – 2018 GUIDANCE

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Energy Consolidated
	Low	High	Low	High	Low	High
Net Income	$274	$429	$(68)	$(58)	$206	$371
Income tax expense	110	155	—	—	110	155
Interest expense and related charges	476	476	—	—	476	476
Depreciation and amortization	1,442	1,442	—	—	1,442	1,442

EBITDA before adjustments	$2,302	$2,502	$(68)	$(58)	$2,234	$2,444
Unrealized net (gain) loss resulting from hedging transactions	(63)	(63)	3	3	(60)	(60)
Fresh start accounting impacts	54	54	(2)	(2)	52	52
Impacts of Tax Receivable Agreement	112	112	—	—	112	112
Transition and merger expenses	212	212	—	—	212	212
Other, net	83	83	2	2	85	85

Adjusted EBITDA	$2,700	$2,900	$(65)	$(55)	$2,635	$2,845
Interest paid, net	(628)	(628)	—	—	(628)	(628)
Tax payments (a)	(51)	(51)	—	—	(51)	(51)
Tax receivable agreement payments	(24)	(24)	—	—	(24)	(24)
Working capital and margin deposits	(52)	(52)	6	6	(46)	(46)
Reclamation and remediation	(32)	(32)	(85)	(85)	(117)	(117)
Other changes in operating assets and liabilities	(325)	(325)	(26)	(16)	(351)	(341)

Cash provided by operating activities	$1,588	$1,788	$(170)	$(150)	$1,418	$1,638
Capital expenditures including nuclear fuel	(508)	(508)	—	—	(508)	(508)
Solar and Moss Landing development expenditures	(61)	(61)	—	—	(61)	(61)
Other net investing activities	(8)	(8)	—	—	(8)	(8)

Free cash flow	$1,011	$1,211	$(170)	$(150)	$841	$1,061
Working capital and margin deposits	52	52	(6)	(6)	46	46
Solar and Moss Landing development expenditures	61	61	—	—	61	61
Taxes related to Alcoa settlement	45	45	—	—	45	45
Transition and merger expenses	186	186	—	—	186	186
Generation plant retirement expenses	—	—	26	26	26	26
Transition capital expenditures	45	45	—	—	45	45

Adjusted free cash flow	$1,400	$1,600	$(150)	$(130)	$1,250	$1,470

(a)	Includes state tax payments.

Vistra Energy - Press Release

August 6, 2018, Page 13

VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS – 2019 GUIDANCE

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Energy Consolidated
	Low	High	Low	High	Low	High
Net Income	$946	$1,181	$(70)	$(60)	$876	$1,121
Income tax expense	264	329	—	—	264	329
Interest expense and related charges	587	587	—	—	587	587
Depreciation and amortization	1,558	1,558	—	—	1,558	1,558

EBITDA before adjustments	$3,355	$3,655	$(70)	$(60)	$3,285	$3,595
Unrealized net (gain) loss resulting from hedging transactions	(352)	(352)	—	—	(352)	(352)
Fresh start accounting impacts	54	54	—	—	54	54
Impacts of Tax Receivable Agreement	67	67	—	—	67	67
Transition and merger expenses	8	8	—	—	8	8
Other, net	68	68	—	—	68	68

Adjusted EBITDA	$3,200	$3,500	$(70)	$(60)	$3,130	$3,440
Interest payments	(579)	(579)	—	—	(579)	(579)
Tax payments (a)	111	111	—	—	111	111
Working capital and margin deposits	73	73	—	—	73	73
Reclamation and remediation	(73)	(73)	(123)	(123)	(196)	(196)
Other changes in operating assets and liabilities	(34)	(34)	33	43	(1)	9

Cash provided by operating activities	$2,698	$2,998	$(160)	$(140)	$2,538	$2,858
Capital expenditures including nuclear fuel	(606)	(606)	—	—	(606)	(606)
Solar and Moss Landing development expenditures	(251)	(251)	—	—	(251)	(251)

Free cash flow	$1,841	$2,141	$(160)	$(140)	$1,681	$2,001
Working capital and margin deposits	(73)	(73)	—	—	(73)	(73)
Solar and Moss Landing development expenditures	251	251	—	—	251	251
Taxes related to Alcoa Settlement	—	—	—	—	—	—
Transition and merger expenses	8	8	—	—	8	8
Generation plant retirement expenses	—	—	—	—	—	—
Transition capital expenditures	23	23	—	—	23	23

Adjusted free cash flow	$2,050	$2,350	$(160)	$(140)	$1,890	$2,210

(a)	Includes state tax payments.